UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37348	46-4348039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive
Norwood, Massachusetts		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 963-0100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CRBP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 11, 2025, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) issued a press release announcing data from its Phase 1a study of oral CB1 inverse agonist CRB-913. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The Company also updated its presentation used by management to describe its business. A copy of the presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On December 11, 2025, the Company announced the completion of the single ascending dose (SAD) and multiple ascending dose (MAD) Phase 1a study of CRB-913 and the initiation of a Phase 1b dose-range finding study (“CANYON-1”), with completion expected in summer 2026. CRB-913 is a highly peripherally restricted oral small molecule CB1 inverse agonist targeting chronic obesity management.

The double-blinded placebo-controlled SAD/MAD Phase 1a study, conducted in the United States, assessed the safety, tolerability, and pharmacokinetics (PK) of escalating once-daily doses of CRB-913. The SAD portion of the study (n=64) comprised 8 cohorts that received ascending doses of CRB-913 (maximal dose of 600 mg/day) or placebo orally once daily (2 placebo and 6 CRB-913 per cohort). Seven of the SAD cohorts enrolled healthy participants (mean BMI=28), and one enrolled people with obesity (mean BMI=36). The MAD portion of the study (n=48) comprised 4 cohorts who received ascending doses of CRB-913 (25 mg, 75 mg or 150 mg) or placebo orally once daily (3 placebo and 9 CRB-913-treated per cohort) over 7 days and followed by a further 7 days of continuous, in-clinic observation. Three of the MAD cohorts enrolled healthy participants and one enrolled people with obesity.

No serious treatment-emergent adverse events were reported in the SAD/MAD study. CRB-913 was not associated with GI intolerability. There were no reported cases of nausea, vomiting, or constipation and only a single case of mild diarrhea.

Daily neuropsychiatric assessments using the Columbia-Suicide Severity Rating Scale (CSSRS), the Patient Health Questionnaire-9 (PHQ-9), and the General Anxiety Disorder-7 (GAD-7) questionnaires remained stable and negative at all time points for all participants. No cases of suicidality, depression, or insomnia were reported.

No neuropsychiatric adverse events were noted in any of the cohorts of non-obese participants. Three adverse events of mild anxiety and one of mild irritability were reported in the obese MAD cohort at 150 mg/day. None of these events was accompanied by suicidality, depression, dysphoria, or insomnia. They were all transient, and symptoms resolved completely without need for medical intervention.

The PK profile for CRB-913 was established and was found to be suitable for a once-daily oral dosing.

In the dedicated obese MAD cohort (150 mg QD), all CRB-913-treated participants (n=9), and none in the placebo group (n=3), experienced weight loss. The CRB-913-treated participants achieved a mean 2.9% placebo-adjusted weight loss by Day 14. Individual participant weight loss ranged from 1.3% to 4.3%. Weight loss started early and deepened with time. Notably, several participants treated with CRB-913 reported reduction in food-related thoughts and cravings. Placebo-adjusted weight loss was also seen in healthy, non-obese participants in the 75 mg and 150 mg MAD cohorts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 11, 2025.
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corbus Pharmaceuticals Holdings, Inc.

Date:	December 11, 2025	By:	/s/ Yuval Cohen
Name: Yuval Cohen Title: Chief Executive Officer